Exhibit 99.1

Contacts:
For Media:	For Investment Community:
Stephanie Pillersdorf/Cassandra Bujarski	Neil Augustine
Sard Verbinnen & Co	Rothschild Inc.
(212) 687-8080	(212) 403-5411

HARRY & DAVID REACHES AGREEMENT WITH SENIOR NOTEHOLDERS ON

PRE-ARRANGED REORGANIZATION PLAN

Company Initiates Voluntary

Chapter 11 Reorganization Proceedings to Implement Restructuring

Enters Plan Support Agreement with Ad Hoc Committee of Senior Noteholders for $55 Million in Equity Financing

Secures Commitment from Current Lenders for $100 Million in Debtor-in-Possession Financing and

$55 Million in Junior Debtor-in-Possession Financing from Noteholders

Secures $100 Million in Exit Financing from Current Lenders

Normal Operations Expected To Continue with No Impact on Customers

MEDFORD, Oregon, March 28, 2011 – Harry & David Holdings, Inc., a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit, gourmet food products and other gifts marketed under the Harry & David®, Wolferman’s® and Cushman’s® brands, today announced that the Company has reached an agreement with holders of approximately 81% of its senior notes on the terms of a reorganization that will eliminate substantial indebtedness and provide equity financing to restructure the Company’s balance sheet.

In order to implement the agreed upon restructuring, Harry & David has filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company intends to use the Chapter 11 process to facilitate a financial and operational restructuring designed to restore Harry & David to long-term financial health while continuing to operate in the normal course of business without interruption.

As a part of the pre-arranged restructuring, the Company has entered into an agreement with certain holders of the Company’s senior notes. Supporting noteholders agreed to vote in favor of the Company’s pre-arranged plan and exchange their notes for common equity. In addition, they have agreed to backstop a $55 million rights offering that will provide Harry & David with the necessary equity financing to emerge from Chapter 11. Other noteholders and prepetition creditors will be offered the opportunity to participate in the rights offering. Successful implementation of the proposed plan would result in the full conversion into equity of the Company’s $198 million of senior notes as well as a significant amount of the Company’s pre-petition general unsecured obligations.

In conjunction with its filing, the Company is seeking approval to enter into a $100 million first-lien debtor-in-possession (DIP) revolving credit facility, which will be provided by the Company’s existing secured lenders, and a $55 million second-lien DIP term loan, which will be provided by holders of the Company’s senior notes. The proposed DIP financing will help support Harry & David’s reorganization plans and enable normal post-petition operation of its business, including timely payment of employee wages, benefits and other obligations on an uninterrupted basis. In addition, the Company has also secured a commitment from its current lenders to provide up to $100 million in exit financing to facilitate the plan of reorganization. The Company has also filed a number of customary first day motions with the Bankruptcy Court to support ongoing operations.

“We believe that entering into this agreement provides the best opportunity for Harry & David to restructure its balance sheet on an expedited basis, strengthen its operations and create long-term value, while continuing to provide customers with the highest quality products and service,” said Kay Hong, Chief Restructuring Officer and interim Chief Executive Officer. “Harry & David is an iconic brand, and we believe this is an important first step to position the business for long-term profitable growth. We greatly appreciate the support of our lenders, noteholders, customers, vendors and employees. Their continued support is vital to our success.”

The Company expects no interruptions to customer service throughout the process. Consumers can continue to purchase Harry & David products online at www.harryanddavid.com, through catalog orders, and at the 70 Harry & David stores nationwide. The Company will continue honoring its Fruit-of-the-Month Club®, gift cards and other customer programs. Customers may continue to direct inquiries to Harry & David’s customer support at (877) 322-1200.

Vendors and other stakeholders can obtain additional information about the reorganization by visiting www.gcginc.com/cases/had or by calling (888) 425-7040. During the Chapter 11 process, the Company expects to pay for post-petition purchases of goods and services in the ordinary course of business.

Harry & David’s investment banker is Rothschild Inc., its legal advisor is Jones Day, and its financial advisor is Alvarez & Marsal.

The Company’s bondholders are being advised by Stroock & Stroock & Lavan LLP, as legal counsel, and Moelis & Company as financial advisor.

Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements can be identified by the use of words such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology.

Risk factors that may affect the Company’s results include, but are not limited to, those described under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and under the heading “Item 1A. Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, as well as the following: the ability of the Company to continue as a going concern; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; the effects of the Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; the length of time the Company may operate under the chapter 11 cases; risks associated with third-party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity or results of operations; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Bankruptcy Filing and other litigation; and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.

Any forward-looking statement made by the Company in this press release speaks only as of the date on which such forward-looking statement was made. New risks and uncertainties arise from time to time, and the Company cannot predict these events or how they may affect the Company’s business, financial condition or operations. The Company undertakes no obligation to update or revise the forward-looking statements in this press release after the date hereof, except as may be required by law.

About Harry & David Holdings, Inc.

Harry & David Holdings, Inc. is a leading multi-channel specialty retailer and producer of branded premium gift-quality fruit and gourmet food products and gifts marketed under the Harry & David®, Wolferman’s® and Cushman’s® brands. You can shop our products online at www.harryanddavid.com, www.wolfermans.com, and www.honeybell.com, or visit one of our 70 stores across the country.

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